EXHIBIT 99.1

Pacific Energy Development Announces Termination of
Pending Equity Funding Transaction
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Seeking New Equity Funding Source

October 4, 2017 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the “Company”), announced today that the pending equity funding transaction previously announced by the Company on June 22, 2017 and August 18, 2017 (the “Transaction”) was terminated due to the failure of the parties to agree to an extension to the previously agreed upon outside closing date of September 30, 2017. The investors were unwilling to extend the outside closing date to accommodate the time required for receipt of approval of the transaction by the U.S. Department of Treasury Committee on Foreign Investment in the United States (“CFIUS”), which approval was jointly sought by the parties on September 17, 2017, due to the investors’ status as a foreign investment group.

Mr. Michael Peterson, the President and Chief Executive Officer of the Company, commented, “While we are disappointed in the investors’ decision not to extend the closing date to accommodate CFIUS review, we are hopeful that we will be able to identify an alternative source of equity capital to step into the investors’ shoes and complete the equity and debt conversion transaction as originally contemplated. We have worked tirelessly with our lenders to finalize terms and documentation to convert, satisfy and/or restructure their outstanding Company debt, and are confident that with the identification of a new equity financing partner, our lenders will agree to close on the debt conversion transaction as originally contemplated. We have redoubled our efforts to find a suitable equity investment partner and keep engaged with our lenders to bring this transaction to a timely close. As always, we will keep the investment community updated regarding any developments on these fronts.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors”. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts
Pacific Energy Development

1-855-733-3826
PR@pacificenergydevelopment.com